UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code: (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated March 9, 2018, Ms. Rebecca L. Steinfort notified Nature's Sunshine Products, Inc. (the "Company") that she will resign from the Company's Board of Directors to pursue an opportunity that will require a significant time commitment. Ms. Steinfort's resignation will be effective as of the date of the Company's 2018 Annual Meeting of Shareholders, at which time Ms. Steinfort will not stand for re-election to the Company’s Board of Directors.

Ms. Steinfort’s decision to resign and not stand for re-election to the Company's Board of Directors is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2018, the board of directors of Nature’s Sunshine Products, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) to ensure the provision related to the election of directors more fully complies with the applicable provisions of the Utah Revised Business Corporation Act.

The description of the Amended and Restated Bylaws provided above is qualified in its entirety by reference to the actual Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

The following documents are filed as exhibits to this report:

Item No.	Exhibit
3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: March 12, 2018	By:	/s/ Nathan G. Brower
Nathan G. Brower
Executive Vice President, General Counsel and Corporate Secretary